Exhibit 10.16

We, ZHU, Jun (on behalf of Gamenow.net Limited) and ONG, Toon Weh (on behalf of China Interactive (Singapore) Pte Ltd., hereby confirm as follows:

In spite of Clause “Definitive Agreement” of the Term Sheet which was made the 29th day of March, 2004 by and among China Interactive (Singapore) Pte Ltd., Gamenow.Net (Hong Kong) Limited, China The9 Interactive Limited, both of us agreed to sign the “Loan Agreement” as described in the Term Sheet before Dec. 30, 2004.

Gamenow.Net (Hong Kong) Limited

By:	/s/ J. ZHU	September 29, 2004
Name:	J. ZHU
Title:	CEO

China Interactive (Singapore) Pte Ltd.

By:	/s/ ROLAND ONG	September 29, 2004
Name:	ROLAND ONG
Title:	CEO